UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 14, 2021
Federal Home Loan Mortgage Corporation

(Exact name of registrant as specified in its charter)
Freddie Mac

Federally chartered corporation	001-34139	52-0904874
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 Jones Branch Drive	McLean	Virginia	22102-3110
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (703) 903-2000
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On September 14, 2021, Freddie Mac (formally known as the Federal Home Loan Mortgage Corporation), acting through the Federal Housing Finance Agency (FHFA) as its Conservator, and the U.S. Department of the Treasury (Treasury) entered into a letter agreement (Letter Agreement). The Letter Agreement suspends certain requirements that were added on January 14, 2021 to the Amended and Restated Senior Preferred Stock Purchase Agreement dated as of September 26, 2008, as amended (Purchase Agreement), between Treasury and Freddie Mac, acting through FHFA as its Conservator.
The Letter Agreement suspended the requirements under the Purchase Agreement related to our cash window activities in section 5.12(c), multifamily loan purchase activity in section 5.13, acquisitions of single-family loans with certain loan-to-value, debt-to-income, and credit score characteristics at origination in section 5.14(a), and acquisitions of single-family loans secured by investment properties and second homes in section 5.14(b). Each such suspension shall terminate on the later of September 14, 2022 and six months after Treasury so notifies Freddie Mac. For a description of the January 14, 2021 amendments to the Purchase Agreement, see our Annual Report on Form 10-K filed on February 11, 2021 (the 2020 Annual Report), under the heading “MD&A – Regulation and Supervision – Legislative and Regulatory Developments – January 2021 Letter Agreement with Treasury.”
The description of the Letter Agreement in this report is qualified in its entirety by reference to the full text of the Letter Agreement, which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.
As a result of our previous issuance to Treasury of a warrant to purchase shares of our common stock equal to 79.9% of the total number of shares of our common stock outstanding, on a fully diluted basis, we are deemed a related party to the U.S. government. For a discussion of our relationship and transactions with Treasury, see our 2020 Annual Report, under the headings “Introduction – About Freddie Mac – Conservatorship and Government Support for Our Business,” “MD&A – Conservatorship and Related Matters – Purchase Agreement, Warrant, and Senior Preferred Stock,” and “Note 2: Conservatorship and Related Matters – Related Parties as a Result of Conservatorship.”
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The exhibits listed in the Exhibit Index below are being filed as part of this report.

Exhibit Number	Description of Exhibit

10.1
Letter Agreement dated September 14, 2021 between the United States Department of the Treasury and the Federal Home Loan Mortgage Corporation, acting through the Federal Housing Finance Agency as its Conservator

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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Freddie Mac Form 8-K

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION

By:	/s/	Michael J. DeVito
Michael J. DeVito
Chief Executive Officer
Date: September 20, 2021

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Freddie Mac Form 8-K